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                                   EXHIBIT 11

                        Golden West Financial Corporation
        Statement of Computation of Basic and Diluted Earnings Per Share
                 (Dollars in thousands except per share figures)


                                                      Three Months Ended
                                                           March 31
                                                 -----------------------------
                                                     2000            1999
                                                 -------------   -------------

Net Earnings                                     $    125,934    $    120,368
                                                 =============   =============

Weighted Average Shares                           159,958,610     169,742,922
    Add:  Options outstanding at period end         5,589,129       4,886,715
    Less: Shares assumed purchased back with
          proceeds of options exercised             4,715,964       3,191,700
                                                 -------------   -------------
Diluted Average Shares Outstanding                160,831,775     171,437,937
                                                 =============   =============

Basic Earnings Per Share                         $        .79    $        .71
                                                 =============   =============

Diluted Earnings Per Share                       $        .78    $        .70
                                                 =============   =============
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